SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported)  August 29, 1996

                          BALCOR PENSION INVESTORS-IV
         ------------------------------------------------------------
                           Exact Name of Registrant


Illinois                                0-11699
- --------------------------------        ---------------------------------
State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3202727
- --------------------------------        ---------------------------------
Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
- --------------------------------
Zip Code


              Registrant's telephone number, including area code:
                                (847) 267-1600

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
- ----------------------------------------------------------------------

Pelican Pointe Apartments

In 1983, the Partnership funded a $4,811,575 loan collateralized by a wrap-around mortgage on the Pelican Pointe Apartments (formerly known as Carriage Crossing Apartments) in Pompano Beach, Florida. In 1990, the Partnership cashed a $1,500,000 letter of credit deposited by the borrower and
applied the proceeds to the principal balance of the loan.    The Partnership
obtained title to the property through foreclosure in 1991, subject to the first mortgage loan. The Partnership repaid the first mortgage loan from Partnership funds in 1994 in the amount of $2,838,473.

On August 30, 1996, the Partnership contracted to sell the property for a sale price of $9,000,000 to an unaffiliated person, David Morrow. The purchaser has deposited $50,000 into an escrow account as earnest money and is obligated to deposit an additional $150,000 by September 30, 1996. The remainder of the sale price will be payable in cash at closing, scheduled for October 31, 1996. The purchaser may exercise a one-time right to extend the closing for a period not to exceed 10 days.

From the proceeds of the sale, the Partnership will pay $157,500 as a brokerage commission to an unaffiliated party and $90,000 to an affiliate of the third party providing property management services for the property as a fee for services rendered in connection with the sale of the property. The Partnership will receive the remaining proceeds of approximately $8,752,500, less closing costs. Neither the General Partner nor any affiliate will receive a brokerage commission in connection with the sale of the property. The General Partner will be reimbursed by the Partnership for its actual expenses incurred in connection with the sale.

The closing is subject to the satisfaction of numerous terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the property may not occur.

ITEM 5.  OTHER EVENTS
- ----------------------------------------------------------------------

Del Lago Apartments

In 1983, the Partnership funded a $2,909,876 loan collateralized by a wrap-around mortgage on the Del Lago Apartments in Tampa, Florida. In 1986, the Partnership received approximately $611,000 previously deposited by the borrower as additional collateral of which $419,429 was applied against the principal balance of the loan and the remainder to interest. The Partnership obtained title to the property through a deed in lieu of foreclosure in 1991, subject to the first mortgage loan. The Partnership repaid the first mortgage loan from Partnership funds in 1993 in the amount of $2,160,797.

On August 29, 1996, the Partnership contracted to sell the property for a sale price of $3,100,000 to an unaffiliated party, Alliance Holdings, L.L.C., an Illinois limited liability company. The purchaser has deposited $150,000 into an escrow account as earnest money and is obligated to deposit an additional $25,000 upon the completion of the purchaser's due diligence review. The remainder of the sale price will be payable in cash at closing, scheduled for October 7, 1996. From the proceeds of the sale, the Partnership will pay $124,000 as a brokerage commission to an unaffiliated party and $38,750 to an affiliate of the third party providing property management services for the property as a fee for services rendered in connection with the sale of the property. The Partnership will receive the remaining proceeds of approximately $2,937,250, less closing costs. Neither the General Partner nor any affiliate will receive a brokerage commission in connection with the sale of the property. The General Partner will be reimbursed by the Partnership for its actual expenses incurred in connection with the sale.

Affiliates of the General Partner have recently contracted to sell three other properties to the purchaser.

The closing is subject to the satisfaction of numerous terms and conditions. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the property may not occur.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
- ----------------------------------------------------------------------

     (A)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

            None

     (C)  EXHIBITS:

          (1) Agreement of Sale and attachment thereto relating to the sale of Pelican Pointe Apartments, Pompano Beach, Florida.

          (99) (a) Agreement of Sale and attachment thereto relating to the sale of Del Lago Apartments, Tampa, Florida.

               (b) Modification Agreement relating to the sale of Del Lago Apartments, Tampa, Florida.

     No information is required under Items 1, 3, 4, 6 and 8 and these items have, therefore, been omitted.

Signature
- -------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                    BALCOR PENSION INVESTORS-IV

                         By: Balcor Mortgage Advisors-III, an Illinois general partnership, its general partner

                         By:  RGF-Balcor Associates-II, an Illinois
                              general partnership, a partner

                         By:  The Balcor Company, a Delaware corporation,
                              a partner

                         By:  /s/ Jerry M. Ogle
                              ------------------------------------
                                  Jerry M. Ogle, Vice President
                                  and Secretary


Dated:  September 11, 1996